Exhibit 99.1

For Immediate Release

Ruth’s Hospitality Group, Inc. Reports Second Quarter 2021 Financial Results

-	Revenue $110.9 Million
-	Earnings Per Share $0.36

WINTER PARK, Fla.—(BUSINESS WIRE)—August 6, 2021—Ruth’s Hospitality Group, Inc. (the “Company”) (Nasdaq: RUTH) today reported unaudited financial results for its second quarter ended June 27, 2021 and provided a business update.

CEO Comments

Cheryl Henry, President, Chief Executive Officer and Chairperson of the Board of Ruth’s Hospitality Group, Inc., commented, “I’m pleased to report that we posted strong operating results in the second quarter with sequential growth in comparable sales each month and continued margin improvement.  We are excited about this momentum and our renewed commitment to unit growth as we expect to open seven new Company-owned  or managed restaurants by the end of 2022.”

Henry added, “All in all, we are a stronger and more nimble enterprise with a balance sheet that affords us flexibility as we navigate the ever-changing environment.  I am extremely proud of our team  members and franchise partners and their continued efforts to deliver impressive results, while ensuring that the guest experience in our restaurants is reflective of the hospitality and amazing food that Ruth’s Chris Steak House has been known for over 56 years.”

Second Quarter 2021 Financial Highlights (1)

•	During the second quarter of 2021, 75 of 76 Company-owned or managed Ruth’s Chris Steak House restaurants were open with dining service.
•

As of the end of the second quarter of 2021, 68 of the Company’s 72 franchisee-owned restaurants were open, including 63 restaurants offering dining service,  two restaurants offering outdoor seating only and three restaurants offering to-go and delivery service only.

•

Restaurant sales in the second quarter of 2021 were $104.2 million compared to $27.0 million in the second quarter of 2020. By period, second quarter comparable restaurant sales and average weekly sales for Company-owned restaurants were as follows:

(dollar amounts in thousands)	April	May	June	Q2 2021
Comparable Restaurant Sales vs. 2020	611.7%	384.6%	124.8%	286.6%
Comparable Restaurant Sales vs. 2019	2.1%	6.0%	7.4%	5.0%
Average Weekly Sales (all restaurants)(2)	$103.1	$113.9	$114.0	$109.8

•

Second quarter comparable restaurant sales compared to 2019 would have increased 11.1% absent the impact of three markets (Boston, Hawaii and Manhattan), which continued to be challenged by local restrictions and market conditions.

•

Franchise income in the second quarter of 2021 was $4.5 million compared to $1.0 million in the second quarter of 2020.  Second quarter 2021 comparable restaurant sales at franchisee-owned restaurants increased 200.9% compared to 2020 and 7.5% compared to the second quarter of 2019.

•

Food and beverage costs, as a percentage of restaurant sales, increased 60 basis points to 30.3% compared to the second quarter of 2020.  Total beef costs increased 27% compared to the second quarter of 2020 and 34% compared to the second quarter of 2019.

•

Operating income in the second quarter was $16.3 million compared to an operating loss of $24.1 million in the second quarter of 2020 and operating income of $11.6 million in the second quarter of 2019.  As a percentage of total revenues, operating income in the second quarter of 2021 increased to 14.7% compared to 10.6% in the second quarter of 2019.

•	Net income in the second quarter of 2021 was $12.4 million, or $0.36 per diluted share, compared to net loss of $17.6 million, or ($0.59) per diluted share, in the second quarter of 2020.
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Net income in the second quarter of 2021 included a $65 thousand employee retention payroll tax credit, which reduced restaurant operating expenses, a $394 thousand impairment loss and a $26 thousand income tax benefit related to the impact of discrete income tax items.  Net income in the second quarter of 2020 included $330 thousand in severance payments, $488 thousand in gains related to lease modifications, a $4.3 million impairment loss and a $175 thousand income tax expense related to the impact of discrete income tax items.

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Excluding these items, non-GAAP diluted earnings per common share was $0.36 in the second quarter of 2021, compared to a non-GAAP diluted loss per share of ($0.48) in the second quarter of 2020.  The Company believes that non-GAAP diluted earnings (loss) per common share provides a useful alternative measure of financial performance to improve comparability of diluted earnings per common share between periods. Investors are advised to see the attached Reconciliation of Non-GAAP Financial Measure table for additional information.

(1)

In order to assist with the review of our quarterly results, we have provided an additional comparison to the same period in 2019 for some of our financial measures as many of the 2020 financial measures were impacted by COVID-related restaurant closures.

(2)	Average Weekly Sales is an average of restaurant sales for all Company-owned restaurants.

Business and Development Update

•	Quarter to date through July 25, 2021, Company-owned comparable restaurant sales increased 17.5% compared to 2019, and average weekly sales were $103.8 thousand.
•	We expect to open a total of seven new Company-owned or managed restaurants by the end of 2022: two to three new restaurants in 2021 and four to five new restaurants in 2022.
•	We expect to open three new franchisee-owned restaurants by the end of 2022 with one to two openings in 2021.
•

As of August 4, 2021, the Company’s cash balance was approximately $95.5 million, with $70.0 million of debt outstanding under its senior credit facility and $4.7 million of outstanding letters of credit.

Financial Outlook

Based on current information and its most recent projections, Ruth’s Hospitality Group, Inc. is providing its updated full year 2021 outlook for the following operating measures based on a 52-week year ending December 26, 2021:

o	Restaurant labor efficiency of 250-300 basis points compared to 2019
o	Marketing and advertising costs of $12 million to $14 million
o	General and administrative expenses of $32 million to $33.5 million
o	Effective income tax rate of 17% to 19%
o	Total capital expenditures of $20 million to $25 million

The foregoing statements are not guarantees of future performance, and therefore, undue reliance should not be placed upon them.  We refer you to the “Cautionary Note Regarding Forward-Looking Statements” section in this earnings press release and to our recent filings with the Securities and Exchange Commission for more detailed discussions of the risks that could impact our financial outlook and our future operating results and financial condition.

Conference Call

The Company will host a conference call to discuss second quarter 2021 financial results today at 8:30 AM Eastern Time.  Hosting the call will be Cheryl J. Henry, President, Chief Executive Officer and Chairperson of the Board, and Kristy Chipman, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 201-689-8470. A replay will be available one hour after the call and can be accessed by dialing 412-317-6671; the password is 13721345. The replay will be available until Friday, August 13, 2021. The call will also be webcast live from the Company's website at www.rhgi.com under the Investor Relations section.

About Ruth’s Hospitality Group, Inc.

Ruth’s Hospitality Group, Inc., headquartered in Winter Park, Florida, is the largest fine dining steakhouse company in the U.S. as measured by the total number of Company-owned and franchisee-owned restaurants, with over 140 Ruth’s Chris Steak House locations worldwide specializing in USDA Prime grade steaks served in Ruth’s Chris’ signature fashion – “sizzling.”

For information about our restaurants or to purchase gift cards, please visit www.RuthsChris.com. For more information about Ruth’s Hospitality Group, Inc., please visit www.rhgi.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that reflect, when made, the Company’s expectations or beliefs concerning future events that involve risks and uncertainties. Forward-looking statements frequently are identified by the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “targeting,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Similarly, statements herein that describe the Company’s objectives, plans or goals, including with respect to restaurant openings and acquisitions or closures, capital expenditures, strategy, financial outlook, cash flows, our effective tax rate and the impact of recent accounting pronouncements, also are forward-looking statements. Actual results could differ materially from those projected, implied or anticipated by the Company’s forward-looking statements. Some of the factors that could cause actual results to differ include: the negative impact the COVID-19 pandemic has had and will continue to have on our business, financial condition, results of operations and cash flows; reductions in the availability of, or increases in the cost of, USDA Prime grade beef, fish and other food items; changes in economic conditions and general trends; the loss of key management personnel; the effect of market volatility on the Company’s stock price; health concerns about beef or other food products; the effect of competition in the restaurant industry; changes in consumer preferences or discretionary spending; labor shortages or increases in labor costs; the impact of federal, state or local government regulations relating to income taxes, unclaimed property, Company employees, the sale or preparation of food, the sale of alcoholic beverages and the opening of new restaurants; political conditions, civil unrest or other developments and risks in the markets where the Company’s restaurants are located; harmful actions taken by the Company’s franchisees; the inability to successfully integrate franchisee acquisitions into the Company’s business operations; economic, regulatory and other limitations on the Company’s ability to pursue new restaurant openings and other organic growth opportunities; a material failure, interruption or security breach of the Company’s information technology network; the Company’s indemnification obligations in connection with its sale of the Mitchell’s Restaurants; the Company’s ability to protect its name and logo and other proprietary information; an impairment in the financial statement carrying value of our goodwill, other intangible assets or property; gains or losses on lease modifications; the impact of litigation; the restrictions imposed by the Company’s credit agreement; changes in, or the suspension or discontinuation of, the Company’s quarterly cash dividend payments or share repurchase program; and the inability to secure additional financing on terms acceptable to the Company. For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2020, and the Company’s other filings with the Securities and Exchange Commission (“SEC”).  Such filings are available on the SEC’s website at www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. You should not assume that material events subsequent to the date of this press release have not occurred.

Unless the context otherwise indicates, all references in this report to the “Company,” “Ruth’s,” “we,” “us”, “our” or similar words are to Ruth’s Hospitality Group, Inc. and its subsidiaries. Ruth’s Hospitality Group, Inc. is a Delaware corporation formerly known as Ruth’s Chris Steak House, Inc., and was founded in 1965.

Investor Relations

Fitzhugh Taylor

ftaylor@icrinc.com

RUTH’S HOSPITALITY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations – Preliminary and Unaudited

(Amounts in thousands, except share and per share data)

	13 Weeks Ended		26 Weeks Ended
	June 27,	June 28,	June 27,	June 28,
	2021	2020	2021	2020

Revenues:
Restaurant sales	$104,165	$26,978	$185,801	$130,018
Franchise income	4,528	956	8,320	4,582
Other operating income	2,217	483	4,072	2,353
Total revenues	110,910	28,417	198,193	136,953
Costs and expenses:
Food and beverage costs	31,607	8,030	54,528	38,657
Restaurant operating expenses	45,400	26,273	82,983	81,827
Marketing and advertising	3,232	1,487	5,225	4,925
General and administrative costs	8,774	7,066	15,970	15,095
Depreciation and amortization expenses	5,084	5,522	10,147	11,345
Pre-opening costs	159	304	604	781
Gain on lease modifications	—	(488)	—	(488)
Loss on impairment	394	4,283	394	12,980
Total costs and expenses	94,650	52,477	169,851	165,122
Operating income (loss)	16,260	(24,060)	28,342	(28,169)
Other income (expense):
Interest expense, net	(1,128)	(1,291)	(2,431)	(1,919)
Other	36	3	80	36
Income (loss) before income taxes	15,168	(25,348)	25,991	(30,052)
Income tax expense (benefit)	2,757	(7,750)	4,455	(8,636)
Net income (loss)	$12,411	$(17,598)	$21,536	$(21,416)

Basic earnings (loss) per share	$0.36	$(0.59)	$0.63	$(0.74)

Diluted earnings (loss) per share	$0.36	$(0.59)	$0.62	$(0.74)

Shares used in computing net income per common share:
Basic	34,398,251	29,951,332	34,340,492	29,119,296
Diluted	34,652,869	29,951,332	34,620,626	29,119,296
Dividends declared per common share	$—	$—	$—	$0.15

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

We prepare our financial statements in accordance with U.S. generally accepted accounting principles (GAAP). Within our press release, we make reference to non-GAAP diluted earnings per common share. This non-GAAP measurement was calculated by excluding the impact of an employee retention payroll tax credit, accelerated stock compensation and severance payments, gain on lease modifications, loss on impairment and restaurant closure costs and certain discrete income tax items. We exclude the impact of the employee retention payroll tax credit, accelerated stock compensation and severance payments, gain on lease modifications, loss on impairment and restaurant closure costs and certain discrete income tax items to improve comparability of diluted earnings per common share between periods.  This non-GAAP measurement has been included as supplemental information. We believe that this measure represents a useful internal measure of performance. Accordingly, where this non-GAAP measure is provided, it is done so that investors have the same financial data that management uses in evaluating performance with the belief that it will assist the investment community in assessing our underlying performance on a quarter-over-quarter basis. However, because this measure is not determined in accordance with GAAP, such a measure is susceptible to varying calculations and not all companies calculate the measure in the same manner. As a result, the aforementioned measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP financial measure is presented as supplemental information and not as an alternative to diluted earnings per share as calculated in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measure – Unaudited

(Amounts in thousands, except share data)

	13 Weeks Ended		26 Weeks Ended
	June 27,	June 28,	June 27,	June 28,
	2021	2020	2021	2020
GAAP Net income (loss)	$12,411	$(17,598)	$21,536	$(21,416)
GAAP Income tax expense (benefit)	2,757	(7,750)	4,455	(8,636)
GAAP Income (loss) from continuing operations before income taxes	15,168	(25,348)	25,991	(30,052)
Adjustments:
Employee retention credit	(65)	—	(365)	—
Accelerated stock compensation and severance payments	—	330	445	330
Gain on lease modifications	—	(488)	—	(488)
Loss on impairment and restaurant closure costs	394	4,283	394	12,980
Adjusted net income before income taxes	15,497	(21,223)	26,465	(17,230)
Adjusted income tax benefit (expense) (1)	(2,839)	6,712	(4,574)	5,412
Impact of excluding certain discrete income tax items	(26)	175	(174)	96
Non-GAAP Net income (loss)	$12,632	$(14,336)	$21,717	$(11,722)

GAAP Diluted earnings (loss) per common share	$0.36	$(0.59)	$0.62	$(0.74)

Non-GAAP Diluted earnings (loss) per common share	$0.36	$(0.48)	$0.63	$(0.40)

Weighted-average number of common shares outstanding - diluted	34,652,869	29,951,332	34,620,626	29,119,296

(1) Adjusted income tax is calculated by multiplying the Non-GAAP adjustments by our marginal federal and state income tax rates and adding or subtracting the result to/from our GAAP income tax expense.